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                       SECURITIES AND EXCHANGE COMMISSION


                            WASHINGTON, D.C.  20549



                                    FORM 8-K


                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




  Date of Report (Date of earliest event reported)        September 29, 1994




                              YELLOW CORPORATION
            (Exact name of registrant as specified in its charter)




         Delaware                   0-12255                    48-0948788
(State or other jurisdiction      (Commission              (IRS Employer
    of incorporation)             File Number)             Identification No.)




    10777 Barkley, P. O. Box 7563,       Overland Park, Kansas      66207
(Address of principal executive offices)                          (Zip Code)




   Registrant's telephone number, including area code         (913) 967-4300




                                 No Changes.
        (Former name or former address, if changed since last report.)
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Item 5.  Other Events

  On September 29, 1994, Yellow Corporation (the company) announced that it will record a charge to earnings in the third quarter of $6.7 million, $4.1 million after taxes, or $.14 per share. This charge, recorded as an extraordinary item, is to write-off the book value of its intrastate operating rights. The non-cash charge resulted from the recent passage of the Trucking Industry Regulatory Reform Act of 1994 which deregulates the entry and rates for the intrastate operations of all transportation companies.

  The company expects to announce third quarter results on October 20, 1994.





                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        YELLOW CORPORATION
                                           (Registrant)



Date:     October 5, 1994                /s/ Phillip A. Spangler
                                        Phillip A. Spangler
                                        Vice President and Treasurer